

                                                                                                            Exhibit 11
                         RISCORP, INC. AND SUBSIDIARIES
                 Statement Re. Computation of Per Share Earnings
                For the three months ended June 30, 1998 and 1997
               (in thousands, except share and per share amounts)


                                                                                            1998                   1997
                                                                                       ---------------        ----------------
                                                                                         (Unaudited)            (Unaudited)

Net (loss) income                                                                     $       (6,241)        $        2,966
                                                                                      ==============         ==============

Weighted average common and common share equivalents outstanding:

    Average number of common shares outstanding                                          36,868,114             36,077,778
    Redemption contingency for CompSource acquisition                                            --                     --
    Redemption contingency for IAA acquisition                                                   --                790,336
    Restricted stock vested                                                                  48,611                     --

    Weighted average common shares outstanding - (basic)                                 36,916,725             36,868,114

    Common stock equivalents--assumed exercise of stock options                                  --                284,306
          Weighted average common and common share
           equivalents outstanding - (diluted)                                           36,916,725             37,152,420
                                                                                         ===========            ===========

Net (loss) income per common share--basic                                             $       (0.17)       $          0.08
                                                                                      ===============        ===============

Net (loss) income per common share--diluted                                           $       (0.17)       $          0.08
                                                                                      ===============        ===============


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

                                                                                                            Exhibit 11
                         RISCORP, INC. AND SUBSIDIARIES
                 Statement Re. Computation of Per Share Earnings
                 For the six months ended June 30, 1998 and 1997
               (in thousands, except share and per share amounts)


                                                                                            1998                   1997
                                                                                       ---------------        ----------------
                                                                                         (Unaudited)            (Unaudited)

Net (loss) income                                                                     $      (15,563)        $        4,445
                                                                                      ===============        ==============

Weighted average common and common share equivalents outstanding:

    Average number of common shares outstanding                                          36,868,114             36,125,938
    Redemption contingency for CompSource acquisition                                            --                251,283
    Redemption contingency for IAA acquisition                                                   --                790,336
    Restricted stock vested                                                                  24,306                     --
                                                                                    ---------------             ------------
    Weighted average common shares outstanding - (basic)                                 36,892,420             37,167,557

    Common stock equivalents--assumed exercise of stock options                                  --                284,306
          Weighted average common and common share
           equivalents outstanding - (diluted)                                           36,892,420             37,451,863
                                                                                        ============            ===========

Net (loss) income per common share--basic                                             $        (0.42)           $     0.12


Net (loss) income per common share--diluted                                           $        (0.42)                 0.12

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